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                                                                    Exhibit 10.5


                          INDUSTRIAL REAL ESTATE LEASE


ARTICLE ONE:   BASIC TERMS

     This Article One contains the Basic Terms of this Lease between the Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

        Section 1.01.    DATE OF LEASE: January   , 1992

        Section 1.02.    LANDLORD: FS Realty Partners, Ltd. I,
                                   a Texas Limited Partnership

Address of Landlord:     8201 Preston Road, Suite 450, Dallas, Texas 75225

        Section 1.03.    TENANT: General Dynamics Corporation,
                                 A Delaware Corporation

Address of Tenant:       P.O. Box 85227, San Diego, CA 92186-5227

        Section 1.04. PROPERTY: That certain real property and the buildings, structures and improvements located thereon commonly known as 16250 Technology Drive, San Diego, California (the "Property"), which Property is more particularly described in Exhibit A attached hereto. An approximately 123,200 square foot office/warehouse building is part of the Property, together with a 4,800 square foot building containing three (3) "chillers" which service the office/warehouse building.

        Section 1.05. LEASE TERM: 5 years beginning on February 1, 1992 and ending on January 31, 1997 or such other date as is specified in this Lease

        Section 1.06. PERMITTED USES: (See Section 5.01) Office, engineering, manufacturing and storage of electronic equipment

        Section 1.07.    TENANT'S GUARANTOR: None

        Section 1.08.    LANDLORD'S BROKER: (See Article Fourteen) None

        Section 1.09.    TENANT'S BROKER: Commercial Pacific Properties

        Section 1.10 COMMISSION PAYABLE TO LANDLORD'S BROKER: (See Article Fourteen) None

        Section 1.11 INITIAL SECURITY DEPOSIT: (See Paragraphs 3.03 and 13.03(c)) None

        Section 1.12 VEHICLE PARKING SPACES ALLOCATED TO TENANT: Tenant may use any parking space on the Property

        Section 1.13.    RENT AND OTHER CHARGES PAYABLE BY TENANT:

        (a) BASE RENT: Ninety Three Thousand Seven Hundred Fifty and No/100 Dollars ($93,750.00) per month for the term hereof as provided in Section 3.01.

        (b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) Maintenance, Repairs and Alterations (See Article Six).

        Section 1.14 RIDERS: The following Riders are attached to and made a part of this Lease: None.

ARTICLE TWO:             LEASE TERM

        Section 2.01. LEASE OF PROPERTY FOR LEASE TERM. Landlord leases the Property to Tenant and Tenant leases the Property from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.05 above and shall begin and end on the dates specified in Section 1.05 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease. The "Commencement Date" shall be the date specified in Section 1.05 above for the beginning of the Lease Term, unless advanced or delayed under any provision of this Lease.

        Section 2.02.    INTENTIONALLY DELETED.

        Section 2.03.    INTENTIONALLY DELETED.


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     Section 2.04. HOLDING OVER. Tenant shall vacate the Property upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord against all damages incurred by Landlord from any delay by Tenant in vacating the Property. If Tenant does not vacate the Property upon the expiration or earlier termination of the Lease and Landlord thereafter accepts rent from Tenant, Tenant's occupancy of the Property shall be a "month-to-month" tenancy, subject to all of the terms of this Lease applicable to a month-to-month tenancy, except that the Base Rent then in effect shall be increased by twenty-five percent (25%).

     Section 2.05. EARLY TERMINATION OPTION. Tenant shall have a one time option to terminate this Lease on the last day of the thirty-sixth (36th) month of the Lease Term, provided Tenant notifies Landlord in writing not less than three (3) months in advance of the last day of thirty-sixth (36th) month of the Lease Term and not more than six (6) months in advance of the last day of the thirty sixth
(36th) month of the Lease Term. Should Tenant exercise its early termination option as set forth in this Section 2.05, the early termination date will be treated as the original termination date of this Lease.

ARTICLE THREE:      BASE RENT

     Section 3.01. TIME AND MANNER OF PAYMENT. On the first day of the first month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand. The Base Rent shall be payable at Landlord's address or at such other place as Landlord may designate in writing. Prior to the first day of each calendar month of the lease term, Landlord shall invoice Tenant for the amount of rent due, at Tenant's address at such other place as Tenant may designate in writing.

     Section 3.02. COST OF LIVING INCREASE. Intentionally deleted.

     Section 3.03. SECURITY DEPOSIT INCREASES. Intentionally deleted.

     Section 3.04. TERMINATION; ADVANCE PAYMENTS. Upon termination of this Lease under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from Tenant's default, and after Tenant has vacated the Property in the manner required by this Lease, an equitable adjustment shall be made concerning advance rent, any other advance payments made by Tenant to Landlord, and accrued real property taxes, and Landlord shall refund the unused portion of the Security Deposit to Tenant or Tenant's successor.

ARTICLE FOUR:       OTHER CHARGES PAYABLE BY TENANT

     Section 4.01. ADDITIONAL RENT. All charges payable by Tenant other than Base Rent are called "Additional Rent." Unless this Lease provides otherwise, all Additional Rent shall be paid with the next monthly installment of Base Rent. The term "rent" shall mean Base Rent and Additional Rent.

     Section 4.02. REAL PROPERTY TAXES.

     (a) PAYMENT OF TAXES. Tenant shall pay all real property taxes on the Property during the Lease Term. Such payment shall be made at least ten (10) days prior to the delinquency date of the taxes. Tenant shall promptly furnish Landlord with satisfactory evidence that the real property taxes have been paid. Landlord shall reimburse Tenant for any real property taxes paid by Tenant covering any period of time prior to or after the Lease Term. If Tenant fails to pay the real property taxes when due, Landlord may pay the taxes and Tenant shall reimburse Landlord for the amount of such tax payment as Additional Rent.

     (b) DEFINITION OF "REAL PROPERTY TAX." "Real property tax" means: (i) any fee, license tax, business license fee, commercial rental tax, levy, charge, assessment, penalty or tax imposed by any taxing authority against the Property or land upon which the Property is located; (ii) any tax on the Landlord's right to receive, or the receipt of, rent or income from the Property or against Landlord's business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change in ownership or transfer of all or part of Landlord's interest in the Property; and (v) any charge or fee replacing any tax previously included within the definition of real property tax. "Real property tax" does not, however, include Landlord's federal or state income, franchise, inheritance or estate taxes.

     (c)       JOINT ASSESSMENT. Intentionally deleted.

     (d)       PERSONAL PROPERTY TAXES.

               (i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall try to have personal property taxed separately from the Property.


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          (ii) If any of Tenant's personal property is taxed with the Property, and if Landlord pays such taxes, Tenant shall pay Landlord the taxes for the personal property within fifteen (15) days after Tenant receives a written statement from Landlord for such personal property taxes.

     (e) TENANT'S RIGHT TO CONTEST TAXES. Tenant may attempt to have the assessed valuation of the Property reduced or may initiate proceedings to contest the real property taxes. If required by law, Landlord shall join in the proceedings brought by Tenant. However, Tenant shall pay all costs of the proceedings, including any costs or fees incurred by Landlord. Upon the final determination of any proceeding or contest, Tenant shall immediately pay the real property taxes due, together with all costs, charges, interest and penalties incidental to the proceedings. If Tenant does not pay the real property taxes when due and contests such taxes, Tenant shall not be in default under this Lease for nonpayment of such taxes if Tenant deposits funds with Landlord or opens an interest bearing account reasonably acceptable to Landlord in the joint names of Landlord and Tenant. The amount of such deposit shall be sufficient to pay the real property taxes plus a reasonable estimate of the interest, costs, charges and penalties which may accrue if Tenant's action is unsuccessful, less any applicable tax impounds previously paid by Tenant to Landlord. The deposit shall be applied to the real property taxes due, as determined at such proceedings. The real property taxes shall be paid under protest from such deposit if such payment under protest is necessary to prevent the Property from being sold under a "tax sale" or similar enforcement proceeding.

     Section 4.03. UTILITIES. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Property.

     Section 4.04   INSURANCE PREMIUMS.

     (a) LIABILITY INSURANCE. During the Lease Term, Tenant shall maintain a policy of comprehensive general liability insurance at Tenant's expense insuring against liability arising out of the ownership, use, occupancy or maintenance of the Property and naming Landlord and, upon request of Landlord, any lender to whom Landlord has granted a security interest in the Property as additional insureds. The initial amount of such insurance shall be at least $5,000,000, and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of professional insurance advisers, and other relevant factors. However, the amount of such insurance shall not limit Tenant's liability nor relieve Tenant of any obligation hereunder. The policy shall contain cross liability endorsements, if applicable, and shall insure Tenant's performance of the indemnity provisions of Paragraphs 5.04(a),
(b) and (c). Tenant shall, at Tenant's expense, maintain such other liability insurance as Tenant deems necessary to protect Tenant.

     (b) HAZARD AND RENTAL INCOME INSURANCE. During the Lease Term, Tenant shall maintain policies of insurance at Tenant's expense, covering loss of or damage to the Property in the full amount of its replacement value naming Landlord and, upon request of Landlord, any lender to whom Landlord has granted a security interest in the Property as loss payees. Such policies shall provide protection against all perils included within the classification of earthquake, fire, extended coverage, vandalism, malicious mischief, special extended periods (all risk), sprinkler leakage, earthquake sprinkler leakage, and Inflation Guard endorsement, and any other perils (except flood, unless required by any lender holding a security interest in the Property) which Landlord deems necessary. Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment and building improvements as Tenant deems necessary to protect its interest. During the Lease Term, Tenant shall also maintain a rental income insurance policy at Tenant's expense, with loss payable to Landlord in an amount equal to one year's Base Rent, estimated real property taxes and insurance premiums. Tenant shall not do or permit to be done anything which invalidates any such insurance policies.

     (c) PAYMENT OF PREMIUMS. Tenant shall promptly pay all premiums for the insurance policies covering the Property described in Paragraphs 4.04 (a) and
(b) as and when same become due. Tenant shall be liable for the payment of any deductible amount under any insurance policies.

     (d) INSURANCE POLICIES. All insurance required under this Lease shall be in companies holding a "General Policyholder's Rating" of "A" or better and a financial size rating of "X" or better, as set forth in the most current issue of "Best's Insurance Guide." No policy of insurance required to be maintained by Tenant hereunder shall be subject to cancellation or modification except upon at least thirty (30) days prior written notice to Landlord, and shall, at Landlord's request, include a lender's loss payable clause for any lender to whom Landlord has granted a security interest in the Property. Within thirty
(30) days after the commencement of the Lease Term, Tenant shall deliver to Landlord copies of any policies required to be maintained by Tenant or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. Tenant shall, within thirty (30) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof. If Tenant fails to procure and maintain any insurance required to be maintained by Tenant hereunder, Landlord may, but shall not be obligated to, procure and maintain such insurance at Tenant's expense. Tenant shall not do or permit to be done anything which would invalidate any insurance policy referred to herein. Tenant shall not, at any time, carry any stock of goods or do anything in, on or about the Property which will in any way tend to increase the insurance rates upon the Property or Rancho Bernardo Technology Park and shall pay, upon demand, any

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increase in any insurance premium resulting therefrom, whether or not Landlord shall have consented to such act or use by Tenant.

     Section 4.05. RULES AND REGULATIONS. Tenant shall abide by and Tenant's use of the Property is subject to the rules and regulations of Landlord and any industrial park (or similar entity) of which the Property is a part, including but not limited to the Rancho Bernardo Technology Park. Any fees or assessments due such organization in connection with the Property shall be the sole obligation of the Tenant.

     Section 4.06. LATE CHARGES. Tenant's failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. The parties agree that a late charge shall represent a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Therefore, if Landlord does not receive any payment within twenty (20) days after it becomes due, Landlord shall notify Tenant, in writing, that said payment has not been received. If Landlord has not received payment within five (5) days after Tenant has been notified, then Tenant shall pay to Landlord a late charge equal to one (1%) percent of the overdue amount.

     Section 4.07.  INTEREST ON PAST DUE OBLIGATIONS.  Any amount owed by
Tenant to Landlord which is not paid when due shall bear interest at the rate of fifteen recent (15%) per annum from the due date of such amount. However, interest shall not be payable on late charges to be paid by Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant under this Lease. If the interest rate specified in this Lease is higher than the rate permitted by law, the interest rate is hereby decreased to the maximum legal interest rate permitted by law.

     Section 4.08. IMPOUNDS FOR INSURANCE PREMIUMS AND REAL PROPERTY TAXES. Intentionally deleted.

ARTICLE FIVE:       USE OF PROPERTY

     Section 5.01. PERMITTED Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above.

     Section 5.02. MANNER OF USE. Tenant shall not cause or permit the Property to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, which annoys or interferes with the rights of tenants of the development of which the Property is part, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits, including a Certificate of Occupancy, required for Tenant's occupancy of the Property and shall promptly take all substantial and non-substantial actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including the Occupational Safety and Health Act and the Americans With Disabilities Act, except as set forth in Section 16.05 hereof.

     Section 5.03. SIGNS AND AUCTIONS. Tenant shall not place any signs on the Property without Landlord's prior written consent. Tenant shall not conduct or permit any auctions or sheriff's sales at the Property.

     Section 5.04. INDEMNITY. Tenant shall indemnify Landlord against and hold Landlord harmless from any and all costs, claims or liability arising from: (a) Tenant's use of the Property; (b) the conduct of Tenant's business or anything else done or permitted by Tenant to be done in or about the Property; (c) any breach or default in the performance of Tenant's obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) negligent acts or omissions of Tenant. Tenant shall defend Landlord against any such cost, claim or liability at Tenant's expense with counsel reasonably acceptable to Landlord. As a material part of the consideration to Landlord, Tenant hereby assumes all risk of damage to property or injury to persons in or about the Property arising from any cause, and Tenant hereby waives all claims in respect thereof against Landlord, except for any claim arising out of Landlord's negligence or willful misconduct, or out of latent defects in the property.

     Section 5.05. LANDLORD'S ACCESS. Landlord or its agents may enter the Property at all reasonable times to show the Property to potential buyers, investors or tenants or other parties, or for any other purpose Landlord deems necessary. Landlord shall give Tenant prior notice of such entry, except in the case of an emergency. Landlord may place customary "For Sale" or "For Lease" signs on the Property. Landlord or its agents access to the property is subject to security requirements of Tenant and of the U.S. Government.

     Section 5.06. QUIET POSSESSION. If Tenant pays the rent and complies with all other terms of this Lease Tenant may occupy and enjoy the Property for the full Lease Term, subject to the provisions of this Lease.

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ARTICLE SIX: CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

     Section 6.01. EXISTING CONDITIONS. Except as set forth in any rider requiring Landlord to perform work on the Property prior to the Commencement Date, and except for any latent defects in the Property, Tenant accepts the Property in its condition as of the execution of the Lease, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant's intended use.

     Section 6.02 EXEMPTION OF LANDLORD FROM LIABILITY. Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of any building of which the Property is a part, or from other sources or places; or (d) any act or omission of any other tenant of any building of which the Property is a part. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord's negligence or willful misconduct.

     Section 6.03. TENANT'S OBLIGATIONS.

     (a) Tenant shall keep the Property (including all structural, nonstructural, interior, exterior, and landscaped areas, portions, systems and equipment) in good order, condition and repair during the Lease Term. Tenant shall promptly replace any portion of the Property or system or equipment in the Property which cannot be fully repaired, regardless of whether the benefit of such replacement extends beyond the Lease Term. Tenant shall also maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system by a licensed heating and air conditioning contractor. However, Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of the heating and air conditioning system, at Tenant's expense. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition.

     (b) All of Tenant's obligations to maintain and repair shall be accomplished at Tenant's sole expense. If Tenant fails to maintain and repair the Property, Landlord may, on ten (10) days' prior notice (except that no notice shall be required in case of emergency) enter the Property and perform such repair and maintenance on behalf of Tenant. In such case, Tenant shall reimburse Landlord for all costs so incurred immediately upon demand. Landlord's right of entry shall be subject to security requirements of the Tenant and U.S. Government.

     Section 6.04. LANDLORD'S OBLIGATIONS. Except as to any latent defects in the Property, and subject to the provisions of Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall have absolutely no responsibility to repair, maintain or replace any portion of the Property at any time. Tenant waives the benefit of any present or future law which might give Tenant the right to repair the Property at Landlord's expense or to terminate the Lease due to the condition of the Property.

     Section 6.05. ALTERATIONS, ADDITIONS, AND IMPROVEMENTS.

     (a) Tenant shall not make any alterations, additions, or improvements to the Property without Landlord's prior written consent, except for non-structural alterations which do not exceed Fifty Thousand Dollars
($50,000) in cost individually or One Hundred Thousand Dollars ($100,000.00) cumulatively over the Lease Term and which are not visible from the outside of any building of which the Property is part. Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any alterations, additions, or improvements constructed in violations of this Paragraph 6.05(a) upon Landlord's written request. All alterations, additions and improvements will be accomplished in a good and workmanlike manner in conformity with all applicable laws and regulations and by a contractor approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

     (b) Tenant shall pay when due all claims for labor and material furnished to the Property. Tenant shall give Landlord at least ten (10) days' prior written notice of the commencement of any work on the Property. Landlord may elect to record and post notices of non-responsibility on the Property.

     Section 6.06. CONDITION UPON TERMINATION. Upon the termination of the Lease, Tenant shall surrender the Property to Landlord, broom clean and in the same condition as received except for ordinary wear and tear which Tenant was not otherwise obligated to remedy under any provision of this Lease. However, Tenant shall not be obligated to repair any damage which Landlord is required to repair under Article Seven (Damage or Destruction). All alterations, additions and improvements shall become Landlord's property and shall be


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surrendered to Landlord upon the termination of the Lease, except that Tenant may remove any of Tenant's machinery or equipment which can be removed without material damage to the Property. Tenant shall repair, at Tenant's expense, any damage to the Property caused by the removal of any such machinery or equipment. At any time during the twelve-(12) month period after surrender of the Property to Landlord, upon Landlord demand Tenant shall promptly remove at its own expense such portion of any alterations, additions or improvements as may be requested by a bona fide prospective tenant for the Property and restore the Property to its prior condition. Notwithstanding the foregoing, in any event and for any reason whatsoever (with or without a prospective tenant for the Property), Landlord may require Tenant, at any time during the twelve (12) month period after surrender of the Property to Landlord, to promptly remove any alterations, additions or improvements shown and described in Exhibit B attached hereto and restore the Property to its prior condition, all at Tenant's expense. In no event, however, shall Tenant remove any of the following materials or equipment without Landlord's prior written consent: any power wiring or power panels; lighting or lighting fixtures; wall coverings; drapes, blinds or other window coverings; carpets or other floor coverings; heaters, air conditioners or any other heating or air conditioning equipment; fencing or security gates; or other similar building operating equipment and decorations.

ARTICLE SEVEN:      DAMAGE OR DESTRUCTION

     Section 7.01. PARTIAL DAMAGE TO PROPERTY. Tenant shall notify Landlord in writing immediately upon the occurrence of any damage to the Property. If the Property is only partially damaged and if the proceeds received by Landlord from the insurance policies described in Paragraph 4.04(b) are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect to repair any damage to Tenant's fixtures, equipment, or improvements. If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair, or if the cause of the damage is not covered by the insurance policies which Tenant maintains under Paragraph 4.04(b), Landlord may elect either to (a) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect, or (b) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of notice of the occurrence of the damage, whether Landlord elects to repair the damage or terminate the Lease. If Landlord elects to repair the damage, Tenant shall pay the "deductible amount" (if any) under Tenant's insurance policies, and if the damage was due to an act or omission of Tenant, Tenant will pay the difference between the actual cost of repair and any insurance proceeds received by Landlord. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and any building in which the Property is located. Tenant shall pay the cost of such repairs, except that, upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within ten
(10) days after receiving Landlord's termination notice. If the damage to the Property occurs during the last six (6) months of the Lease Term, Landlord may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. In such event, Landlord shall not be obligated to repair or restore the Property and Tenant shall have no right to continue this Lease. Landlord shall notify Tenant of its election within thirty
(30) days after receipt of notice of the occurrence of the damage.

     Section 7.02. TOTAL OR SUBSTANTIAL DESTRUCTION. If the Property is totally or substantially destroyed by any cause whatsoever, or if the Property is in a building which is substantially destroyed (even though the Property is not totally or substantially destroyed), this Lease shall terminate as of the date the destruction occurred regardless of whether Landlord receives any insurance proceeds. If the destruction was caused by an act or omission of Tenant, Tenant shall pay Landlord the difference between the actual cost of rebuilding and any insurance proceeds received by Landlord.

     Section 7.03. TEMPORARY REDUCTION OF RENT. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant's use of the Property is impaired. Except for such possible reduction in rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

     Section 7.04. WAIVER. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of the substantial destruction of the leased property. Tenant agrees that the provisions of Section 7.02 above shall govern the rights and obligations of Landlord and Tenant in the event of any substantial or total destruction to the Property.

ARTICLE EIGHT:      CONDEMNATION

     If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called "Condemnation"), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the building in which the Property is located, or which is located on the Property, is


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taken, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes possession). If neither Landlord nor Tenant terminate this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent shall be reduced in proportion to the reduction in the floor area of the Property. Any Condemnation award or payment shall be distributed in the following order: (a) first, to any ground lessor, mortgagee or beneficiary under a deed of trust encumbering the Property, the amount of its interest in the Property; (b) second, to Tenant, only the amount of any award specifically designated for loss of or damage to Tenant's trade fixtures or removable personal property; and (c) third, to Landlord, the remainder of such award, whether as compensation for reduction in the value of the leasehold, the taking of the fee, or otherwise. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord's expense. Except as stated in (b) above, Tenant waives any right to any further award. In consideration thereof, Landlord agrees to pay to Tenant a reasonable amount to compensate it for moving expenses to another location in the San Diego area if this Lease is terminated as set forth herein and Tenant so relocates.

ARTICLE NINE:  ASSIGNMENT AND SUBLETTING

     Section 9.01. LANDLORD'S CONSENT REQUIRED. No portion of the Property or of Tenant's interest in this Lease may be acquired by any other person or entity, whether by assignment, mortgage, sublease, transfer, operation of law, or act of Tenant, without Landlord's prior written consent, except as provided in Section 9.02 below. Landlord shall grant or withhold its consent as provided in Section 9.04 below. Any attempted transfer without consent shall be void and shall constitute a non-curable breach of this Lease. If Tenant is a partnership, any cumulative transfer of more than 20% of the partnership interests shall require Landlord's consent.

     Section 9.02. TENANT AFFILIATE. Tenant may assign this Lease or sublease the Property, without Landlord's consent, to any corporation which controls, is controlled by or is under common control with Tenant, or to any corporation resulting from the merger of or consolidation with Tenant ("Tenant's Affiliate"). In such case, any Tenant's Affiliate shall assume in writing all of Tenant's obligations under this Lease.

     Section 9.03. NO RELEASE OF TENANT. No transfer permitted by this Article Nine, whether with or without Landlord's consent, shall release Tenant or change Tenant's primary liability to pay the rent and to perform all other obligations of Tenant under this Lease. Landlord's acceptance of rent from any other person is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant's transferee defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments or modifications of this Lease by Tenant's transferee, without notifying Tenant or obtaining its consent. Such action shall not relieve Tenant's liability under this Lease.

     Section 9.04. LANDLORD'S ELECTION. Tenant's request for consent to any transfer described in Section 9.01 above shall be accompanied by a written statement setting forth the details of the proposed transfer, including the name, business and financial condition of the prospective transferee, financial details of the proposed transfer (e.g., the term of and rent and security deposit payable under any assignment or sublease), and any other information Landlord deems relevant. Landlord shall have the right (a) to withhold consent, if reasonable; (b) to grant consent; or (c) if the transfer is a sublease of the Property or an assignment of this Lease, to terminate this Lease as of the effective date of such sublease or assignment, in which case Landlord may elect to enter into a direct lease with the proposed assignee or subtenant.

     Section 9.05. NO MERGER. No merger shall result from Tenant's sublease of the Property under this Article Nine, Tenant's surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord thereunder.

ARTICLE TEN:  DEFAULTS; REMEDIES

     Section 10.01. COVENANTS AND CONDITIONS. Tenant's performance of each of Tenant's obligations under this Lease is a condition as well as a covenant. Tenant's right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

     Section 10.02. DEFAULTS. Tenant shall be in material default under this
Lease:

     (a) If Tenant's vacation of the Property results in the cancellation of any insurance described in Section 4.04;

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
     (b) If Tenant fails to pay rent or any other charge required to be paid by Tenant, as and when due:

     (c) If Tenant fails to perform any of Tenant's non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. However, Landlord shall not be required to give such notice if Tenant's failure to perform constitutes a non-curable breach of this Lease. The notice required by this Paragraph is intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement.

     (d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant's assets located at the Property or of Tenant's interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this subparagraph (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant's interest hereunder, then Landlord shall receive, as Additional Rent, the difference between the rent (or any other consideration) paid in connection with such assignment or sublease and the rent payable by Tenant hereunder.

     Section 10.03. REMEDIES. On the occurrence of any material default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

     (a) Terminate Tenant's right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which had been earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which would have been paid for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses incurred by the Landlord in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord's reasonable attorneys' fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the "worth at the time of the award" is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus 1%. If Tenant shall have abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Paragraph 10.03(a), or (ii) proceeding under Paragraph 10.03(b);

     (b) Maintain Tenant's right to possession, in which this Lease shall continue in effect whether or not Tenant shall have abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder;

     (c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located.

     Section 10.04 CUMULATIVE REMEDIES. Landlord's exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

ARTICLE ELEVEN: PROTECTION OF LENDERS

     Section 11.01. SUBORDINATION. Landlord shall have the right to subordinate this Lease to any ground lease, deed of trust or mortgage encumbering the Property, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. However, Tenant's right to quiet possession of the Property during the Lease Term shall not be disturbed if Tenant pays the rent and performs all of Tenant's obligations under this Lease and is not otherwise in default. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

     Section 11.02. ATTORNMENT. If Landlord's interest in the Property is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee or purchaser at a foreclosure sale, Tenant shall attorn to the Transferee of or successor to Landlord's interest in the Property and recognize such transferee or successor as Landlord under this Lease. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Property upon the transfer of Landlord's interest.

     Section 11.03. SIGNING OF DOCUMENTS. Tenant shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so. Such subordination and attornment documents may contain such provisions as are customarily required by any ground lessor, beneficiary under a deed of trust or mortgagee. If Tenant fails to do so within ten (10) days after written request, Tenant hereby makes, constitutes and irrevocably appoints Landlord, or any transferee or successor of Landlord, the attorney-in-fact of Tenant to execute and deliver any such instrument or document.

     Section 11.04. ESTOPPEL CERTIFICATES.

     (a) Upon Landlord's written request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has been canceled or terminated; (iii) that the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other matters as may be reasonably required by Landlord or the holder of a mortgage, deed of trust or lien to which the Property is or becomes subject. Tenant shall deliver such statement to Landlord within ten (10) days after Landlord's request. Any such statement by Tenant may be given by Landlord to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

     (b)  If Tenant does not deliver such statement to Landlord within such ten
(10) day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month's Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

     Section 11.05. TENANT'S FINANCIAL CONDITION. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord to verify the net worth of Tenant, or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth herein.


ARTICLE TWELVE: LEGAL COSTS


     Section 12.01. LEGAL PROCEEDINGS. Tenant shall reimburse Landlord, upon demand, for any costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys' fees and costs. Such attorneys' fees and costs shall be paid by the losing party in such action. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord's interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant's expense with counsel reasonably acceptable to Landlord. Notwithstanding the foregoing, Tenant will not pay Landlord's legal fees in any action in which Landlord is found to be negligent.

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
     Section 12.02. LANDLORD's CONSENT. Tenant shall pay Landlord's reasonable attorney's fees incurred in connection with Tenant's request for Landlord's consent under Article Nine (Assignment and Subletting), or in connection with any other act which Tenant proposes to do and which requires Landlord's consent.

ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS

     Section 13.01. NON-DISCRIMINATION. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

     Section 13.02. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the officers, employees, agent or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. Upon obtaining the policies of insurance described herein, Landlord and Tenant shall give notice to the insurance carrier or carriers of the foregoing mutual waiver of subrogation.

     Section 13.03. LANDLORD'S LIABILITY; CERTAIN DUTIES.

     (a) As used in this Lease, the term "Landlord" means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interests or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds previously paid by Tenant if such funds have not yet been applied under the terms of this Lease.

     (b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant's notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

     (c)       Intentionally deleted

     Section 13.04. SEVERABILITY. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect.

     Section 13.05. INTERPRETATION. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term "Tenant" shall include Tenant's agents, employees, contractors, invitees, successors or others using the Property with Tenant's expressed or implied permission.

     Section 13.06. INCORPORATION OF PRIOR AGREEMENTS; MODIFICATIONS. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void.

     Section 13.07. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be personally delivered or sent by certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be delivered to the Electronics Division General Counsel at the address specified in Section
1.03 above. Notices to Landlord shall be delivered to the address specified in
Section 1.02 above. All notices shall be effective upon delivery or attempted delivery in accordance with this Section 13.07. Either party may change its notice address upon written notice to the other party.

     Section 13.08. WAIVERS. All waivers must be in writing and signed by the waiving party. Landlord's failure to enforce any provision of this Lease or its acceptance of rent shall not be a waiver and shall not prevent Landlord from enforcing that provision or any other provision of this Lease in the future. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

     Section 13.09. NO RECORDATION. Tenant shall not record this Lease without prior written consent from Landlord. However, either Landlord or Tenant may require that a "Short-Form" memorandum of this Lease executed by both parties be recorded.

     Section 13.10. BINDING EFFECT; CHOICE OF LAW. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant's successor unless the rights or interests of Tenant's successor are acquired in accordance with the terms of this Lease. The laws of the state in which the Property is located shall govern this Lease.

     Section 13.11. CORPORATE AUTHORITY; PARTNERSHIP AUTHORITY. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant's Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person signing this Lease for Tenant represents and warrants that he is a general partner of the partnership, that he has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner's withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant's recorded statement of partnership or certificate of limited partnership.

     Section 13.12. JOINT AND SEVERAL LIABILITY. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

     Section 13.13. FORCE MAJEURE. If Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

     Section 13.14. EXECUTION OF LEASE. This Lease may be executed in counterparts, and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. The delivery of this Lease by Landlord to Tenant shall not be deemed to be an offer and shall not be binding upon either party until executed and delivered by both parties.

ARTICLE FOURTEEN:  BROKERS

     Section 14.01. BROKER'S FEE. Intentionally deleted.

     Section 14.02. PROTECTION OF BROKERS. Intentionally deleted.

     Section 14.03. NO OTHER BROKERS. Tenant represents and warrants to Landlord that the brokers named in Sections 1.08 and 1.09 above are the only agents, brokers, finders or other parties with whom Tenant has dealt who are or may be entitled to any commission or fee with respect to this Lease or the Property.

ARTICLE FIFTEEN: TENANT IMPROVEMENT ALLOWANCE

     Landlord shall contribute to any alterations, additions and improvements made to the Property by Tenant (the "Tenant Improvements") up to a maximum of One Hundred Eighty Seven Thousand Five Hundred and No/100 Dollars ($187,500.00) (the "Allowance") over the Lease Term, which Tenant Improvements shall be constructed in accordance with the terms of this Lease, including, but not limited to, the terms of Article Six hereof and this Article Fifteen. Payment of the Allowance shall be in installments as, when and if the Tenant Improvements are completed, and within twenty-one (21) days after presentation to and approval of paid invoices and receipts by Landlord. All requests for payments of the Allowance shall be accompanied by lien releases from all contractors and subcontractors for work performed and materials provided and, if applicable, the certificate of completion from the supervising architect. In the event of any mechanic's or other lien, claim or encumbrance arising out of or in connection with the Tenant Improvements being asserted against the Property, Landlord, or Landlord's property, Tenant shall discharge in full said lien, claim or encumbrance within fifteen (15) days following notice thereof. If Tenant fails to discharge the lien within said fifteen (15) day period, Landlord may, at its option, discharge same and, upon Landlord's demand, Tenant shall promptly reimburse Landlord for all costs incurred in discharging such lien. Tenant shall indemnify and hold harmless Landlord from and against any and all losses, damages, costs (including costs of suit and attorneys fees), liabilities, or causes of action for injury to or death or any person, for damage to any property, and for mechanics', materialmen's or other liens or claims arising out of or in connection with the construction of the Tenant Improvements. Nothing contained herein shall constitute an agreement to subject the fee or leasehold interest in the Property to any lien or other encumbrance. Notwithstanding anything to the contrary contained herein, should Tenant be in material default under this Lease, no payment of the Allowance shall be made by Landlord. Tenant shall not take any action which would cause any violation of applicable laws to occur

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
which would not have occurred but for the construction of the Tenant Improvements. The rights of Tenant under this Article Fifteen are not transferable.

ARTICLE SIXTEEN: ENVIRONMENTAL MATTERS

     Section 16.01 DEFINITIONS.

          (a) "Environment" means the navigable waters, the waters of the United States, the waters of the contiguous zone, and the ocean waters of which the natural resources are under the exclusive management authority of the United States under the Fishery Conservation and Management Act of 1976, and
(2) any other surface water, groundwater, drinking water, drinking supply, property, land surface, subsurface strata, or ambient air within the United States or under the jurisdiction of the United States or any state or local governmental entity.

          (b) "Environmental Liabilities" means any and all administrative, regulatory, or judicial actions, suits, allegations, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, liabilities, losses, costs (including remedial, investigative and/or monitoring costs), settlements, assessments, penalties, interest, legal fees and costs of court relating in any way to any Hazardous Materials or Environmental Laws incurred by or asserted against the Landlord based on, arising out of or caused by acts or omissions of Tenant or its agents, employees, directors, officers, shareholders, contractors, representatives, invitees, successors or assigns, including without limitation: (i) any and all claims by any governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial, or other actions or damages pursuant to any applicable Environmental Laws, and (ii) any and all claims, brought under common law or statute, by any party seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, property, safety, or the Environment.

          (c) "Environmental Contamination" means the presence of one or more Hazardous Materials in the Environment which is not allowed by Environmental Laws or which is not in compliance with Environmental Laws.

          (d) "Environmental Laws" means any federal, state, or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now in effect and in each case as amended to date and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree, or judgment, relating to the Environment, human health or Hazardous Materials, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq.; The Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801, et seq.; the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Sections 6901, et seq.; the Federal Water Pollution Control Act, as amended, 88 U.S.C. Sections 1201, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Clean Air Act, 42 U.S.C. Sections 7401, et seq.; and the Safe Drinking Water Act, 42 U.S.C. Sections 3808, et. seq.

          (e) "Hazardous Materials" means (i) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, transformers or other equipment that contains dielectric fluid containing levels of polychlorinated biphenyls (PCBs), and radon gas; (ii) any chemicals, materials, or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Laws; and (iii) any other chemical, material or substance which is in any way regulated by any federal, state or local governmental authority, agency, or instrumentality.

     Section 16.02 TENANT'S REPRESENTATIONS AND WARRANTIES. Tenant makes the following representations and warranties:

          (a) Tenant represents and warrants that its operations are, and will remain, in compliance with all Environmental Laws.

          (b) Tenant represents and Warrants that it has secured, and will continue to secure, all required permits, licenses, approvals, permission, or authorizations necessary for its operations to comply with all Environmental Laws. Tenant represents and warrants that it has had full and fair opportunity to investigate the environmental condition of the property prior to entering into this Lease and that it has been provided with all requested information pertaining to the environmental condition of the property.

          (c) Tenant represents and warrants that it has not received written or oral notice of any actual, impending, or potential proceedings, allegations, claims, losses or actions of any kind in connection with the Environmental Laws pertaining to the Property, nor does it have any knowledge or reason to suspect that any such proceedings, allegations, claims, losses or actions may be brought or may arise.

          (d) Tenant represents and warrants that it is not subject to the terms of any consent order, consent judgment, court or administrative order or judgment, agreement, schedule, or decree issued by any administrative agency or court of competent jurisdiction in connection with the Property.

          (e) Tenant represents and warrants that there have been no spills, releases, or disposal of Hazardous Materials into the Environment from Tenant's operations on the Property in amounts that constitute an actionable violation of Environmental Laws except as previously reported in writing to Landlord.

          (f) Tenant represents and warrants that it has no knowledge of, or reason to suspect the presence of any Environmental Contamination on, in or under the Property or any site at which Tenant's materials generated on the Property have been placed, taken, disposed or released.

          (g) Tenant represents and warrants that it will maintain insurance as agreed in Section 4.04 herein to cover its operations on the Property for any Environmental Liabilities and that it will name Landlord and, upon request of Landlord, any lender to whom Landlord has granted a security interest in the Property as an additional insured and provide Landlord with indicia that such insurance is in place during the entirety of the lease term.

          (h) Tenant agrees to maintain compliance with the representations and warranties set forth herein at all times and shall notify Landlord immediately, but in no event later than 24 hours, upon any failure to maintain such compliance.

     Section 16.03  TENANT'S COVENANTS.

          (a) Tenant Shall Conduct Only Approved Activities on the Property. Tenant entered this Lease to perform on the Property activities directly related to office use, engineering, manufacturing and storage of electronic equipment ("Approved Activities"). Tenant shall conduct only Approved Activities on the Property, unless Tenant first receives written consent from Landlord to undertake any other Activities on the Property.

          (b) Tenant Shall Notify Landlord of Environmental Contamination on the Property. Tenant shall notify Landlord immediately, but in no event later than 24 hours, upon Tenant becoming aware or reasonably suspecting that Environmental Contamination may exist on the Property, regardless of whether the Environmental Contamination was caused by the Tenant.

          (c) Tenant Shall Notify Landlord of Non-Compliance with Environmental Laws. Tenant shall notify Landlord immediately, but in no event later than 24 hours, upon Tenant becoming aware or reasonably suspecting that Tenant, or any other party (including Landlord) which has conducted activities on the Property is not or may not be in compliance with all Environmental Laws with respect to the Property and shall immediately provide Landlord with all information available, written or oral, concerning whatever efforts Tenant may have taken in response to such non-compliance.

          (d) Tenant Shall Notify Landlord of Information Received Regarding Environmental Contamination, Liabilities or Laws. Tenant shall notify Landlord immediately, but in no event later than 24 hours, after Tenant has received any information or notification that Tenant or Landlord is responsible for or potentially responsible for any Environmental Liabilities, Environmental Contamination or breach of any Environmental Laws. Tenant shall provide Landlord with copies of any information received by Tenant or requested from Tenant by any entity regarding such information or notification, including but not limited to engineering studies, correspondence to and from federal and state agencies, and corrective action plans.

          (e) Tenant Shall Clean Up Property Prior to Evacuating the Property. Prior to evacuation of the Property or whenever required by law or at the request of Landlord, Tenant shall clean up all Tenant-caused Environmental Contamination on, under, or adjacent to the Property, or wherever located, in accordance with the requirements of all Environmental Laws and to Landlord's satisfaction and the Property shall remain in its cleaned-up condition as of the time of Tenant's evacuation. Should Tenant not fulfill its obligations under this paragraph, Tenant shall reimburse Landlord for all such clean-up costs as well as indemnify Landlord for all such costs under Section 16.04 of this Lease.

          (f) Tenant shall not cause or permit any Hazardous Material to be brought upon, stored, or used in or about the Property by Tenant, its agents, representatives, employees, contractors, or invitees, unless (a) such Hazardous Material is used for Tenant's business, and (b) Tenant's business is an Approved Activity under section 16.03(a) of this Lease.

          (g) Tenant Agrees to Maintain Compliance with Foregoing Covenants. Tenant agrees to maintain compliance with the covenants set forth herein at all times and shall notify Landlord immediately, but in no event later than 24 hours, upon any failure to maintain such compliance.

     Section 16.04  INDEMNIFICATION OF LANDLORD.

          Notwithstanding any other provision in this Lease, Tenant shall indemnify, defend and hold harmless Landlord and its directors, officers, shareholders, employees, representatives, agents, successors and assigns, from and against any and all Environmental Liabilities by whomsoever asserted, arising from: (1) acts or omissions of Tenant, its agents, employees, directors, officers, shareholders, contractors, representatives, invitees, successors or assigns on or in connection with the Property, and (2) any and all breaches of the representations and warranties and covenants set forth herein. Notwithstanding any other provision in this Lease, Tenant's indemnification obligations shall survive the termination of this Lease, and shall be effective regardless of when claims or liabilities are made or asserted. The undersigned hereby agree that Tenant's obligations and liabilities hereunder are in no way limited by that certain letter agreement dated June 3, 1987 by and between Landlord, Tenant and Continental Illinois National Bank and Trust Company of Chicago, and that any and all obligations contained therein shall continue in full force and effect in addition to, not in place of, the obligations and liabilities set forth in this Lease.

     Section 16.05   AMERICANS WITH DISABILITIES ACT OF 1990.

          Notwithstanding any other provisions in this Lease, any alterations, improvements, or additions to the structural portion of the building and/or plumbing in the Property, which may be required on or after January 26, 1992 by the provisions of Title III of the Americans with Disabilities Act of 1990, shall be the responsibility of, and shall be paid for by, the Landlord.

     Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below and have initialled all Riders which are attached to or incorporated by reference in this Lease.

Signed on             , 1991       FS REALTY PARTNERS, LTD. I,
         -------------             a Texas limited partnership

at
  -------------------------------  By: Sarofim Investors Realty Fund
                                       General Partner

                                   By: Sarofim Trust Company
                                       Trustee

                                   Its: /s/ Raye G. White
                                        ------------------
                                             "LANDLORD"


                                   GENERAL DYNAMICS CORPORATION, A
                                   Delaware Corporation
Signed on 3 March, 1992
at San Diego, California

                                   By: /s/ James A. Slater
                                      --------------------


                                   Its: Vice President and General Manager
                                        Electronics Division
                                             "TENANT"

                                   EXHIBIT A

                                  The Property

     The land referred to herein is situated in the State of California, County of San Diego, and is described as follows:

     LOT 2 OF RANCHO BERNARDO TECHNOLOGY PARK, IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 10264, FILED IN THE OFFICE OF THE COUNTY RECORDER OF SAN DIEGO COUNTY, NOVEMBER 17, 1981.

                                                                     EXHIBIT "B"

GENERAL DYNAMICS
Electronics Division





                                  BUILDING 61

                            [DIAGRAM OF BUILDING 61]








Improvements marked [with a squiggly line] to be removed upon Landlord request pursuant to Section 6.06

 * Turnstiles to be removed upon Landlord request pursuant to Section 6.06

** The contents of the storage yards shall be removed upon Landlord request pursuant to Section 6.06

                                                          16250 Technology Drive

                              ASSIGNMENT OF LEASE

     This Assignment of Lease (this "Assignment") is made this 20th day of November, 1992 (the "Assignment Date"), by and between General Dynamics Corporation, a Delaware corporation ("Assignor"), and GDE Systems, Inc., a Delaware corporation ("Assignee").

                                    RECITALS

     A. Assignor and FS Realty Partners, Ltd. I ("Landlord"), a Texas limited partnership, and parties to that certain Lease dated January 31, 1992 (the "Lease"), pursuant to which Landlord leases to Assignor the building and improvements commonly known as 16250 Technology Drive, San Diego, California (the "Premises"), for a term that commenced on February 1, 1992 and ends on January 31, 1997.

     B. Assignor and Assignee are parties to that certain Asset Purchase Agreement, dated as of October 5, 1992, pursuant to which Assignor agreed to sell and assign to Assignee all of the assets of its Electronics Division, including Assignor's interest as lessee under the Lease.

     C. Assignor desires to assign to Assignee its right, title and interest in and to the Lease, and Assignee desires to accept such assignment and assume Assignor's obligations thereunder.

     IN CONSIDERATION OF the terms and covenants set forth below and Ten and no/100's Dollars ($10.00), the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

     1.   Assignment by Assignor.

          (a) Assignor does hereby sell, assign and transfer to Assignee all of Assignor's right, title and interest in and to the Lease, from and after the Assignment Date including, without limitation, all of Assignor's right, title, and interest in any security deposit or other deposits made pursuant to the terms of the Lease.

          (b) Assignor hereby agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees and costs) arising from any liability whatsoever relating in any way to obligations under the Lease which accrued prior to the Assignment Date.

          (c) Assignor represents that it has delivered to Assignee a true and correct copy of the Lease.

          2.   Acceptance and Assumption of Assignor's Assignment.

               (a) Assignee hereby assumes and agrees to make all payments and to perform and keep all promises, covenants, conditions, obligations and agreements under the Lease by Assignor to be made, kept and performed, commencing on the Assignment Date.

               (b) Assignee agrees that the taking by Landlord of any remedy against Assignor shall not preclude Landlord from the exercise of such remedy against Assignee, or Assignee's successors or assigns simultaneously with that against Assignor.

               (c) Assignee agrees to indemnify, defend and hold harmless Assignor from and against any and all claims, losses, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising from any liability whatsoever relating in any way to obligations under the Lease which accrue on or after the Assignment Date. If Assignee defaults in its obligations under the Lease and Assignor pays rent to Landlord or fulfills any of Assignee's other obligations in order to prevent Assignee from being in default or in order to cure any default by Assignee, Assignee immediately shall reimburse Assignor for the amount of rent or costs incurred by Assignor in fulfilling Assignee's obligations under this Assignment or the Lease.

               (d) Assignee agrees that the Premises shall be used and occupied for the purposes permitted under the Lease and for no other purpose.

               (e) Assignee acknowledges that it has received a copy of the Lease.

               (f) Assignee agrees to attorn to Landlord and recognize Landlord as the landlord under the Lease.

          3. Future Amendments. Assignee shall not enter into any agreement with Landlord that amends the Lease (or extends the term of the Lease) without Assignor's consent, unless by its terms such amendment is not binding upon Assignor. Any amendment of the Lease in violation of this provision shall have no force or effect on Assignor.

          4. Fees and Costs. If any party commences an action against any of the parties arising out of or in connection with this Assignment, the prevailing party or parties shall be entitled to recover from the losing party or parties, reasonable attorneys' fees and costs of suit.

          5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          6. Miscellaneous. This Assignment is governed by and shall be construed in accordance with the internal laws of the state in which the Premises are located. No party to this Assignment may assign or delegate any of its rights or obligations hereunder without the written consent of the other party hereto. This Assignment constitutes the entire agreement of the parties hereto and supersedes all previous agreements, promises, representations, undertakings and negotiations between the parties hereto, whether written or oral, with respect to the subject matter hereof. This Assignment may be executed in counterparts, both of which taken together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

                                   Assignor:

                                   GENERAL DYNAMICS CORPORATION,
                                   a Delaware corporation

                                   By: /s/ E. Alan Klobasa
                                       -------------------
                                   Name: E. Alan Klobasa
                                   Title: Staff Vice President and
                                             Secretary

                                   Assignee:

                                   GDE Systems, Inc.
                                   a Delaware corporation

                                   By:  [Illegible]
                                       ---------------
                                   Name:
                                   Title:

                  RENEWAL AND MODIFICATION OF LEASE AGREEMENT

     This Renewal and Modification of Lease Agreement (this "Amendment") is entered into as of the 16th day of August, 1996 by and between FS Realty Partners, Ltd. 1, a Texas limited partnership ("Landlord") and GDE Systems, Inc., a Delaware corporation ("Tenant").

                                   RECITALS:

     A. Landlord and General Dynamics Corporation, a Delaware corporation ("General Dynamics") entered into that certain Industrial Real Estate Lease (the "Lease") dated January 31, 1992 covering the real property and the buildings, structures and improvements located thereon commonly known as 16250 Technology Drive, San Diego, California, as more particularly described in Exhibit A of the Lease (referred to herein and in the Lease as the "Property").

     B. General Dynamics assigned all of its right, title and interest in and to the Lease to Tenant pursuant to an Assignment of Lease dated November 20, 1992 (the "GD Assignment").

     C. Landlord and Tenant desire to renew and modify the Lease as more particularly set forth in this Amendment.

     NOW THEREFORE, for and in consideration of the mutual promises set forth herein, Landlord and Tenant hereby agree as follows:

     1. DEFINITIONS: Unless otherwise defined herein, capitalized terms shall have the meaning given such terms in the Lease.

     2. TERM: The Lease Term is hereby extended until January 31, 2007. Tenant has no further right to extend the Lease Term.

     3. BASE RENT: A. For the period beginning February 1, 1997 and ending January 31, 1998, the Base Rent shall be $1,125,000 per year, payable monthly in advance in installments of $93,750.00 each.

     B. Base Rent shall be subject to an annual cost of living increase, beginning on February 1, 1998, and on February 1st of each year thereafter (such adjustment dates hereinafter individually referred to as the "Adjustment Date") throughout the Lease term as extended. The basis for computing the adjustment is the Consumer Price Index for All Urban Consumers (1982-84 = 100) for the Los Angeles - Anaheim - Riverside Area (the "Index"), as published by the U.S. Department of Labor, Bureau of Labor Statistics. The Index published for the month of November preceding each Adjustment Date shall be compared with the Index published for November, 1996, and the Base Rent shall be increased in accordance with the percentage increase (if any) between such Indexes. No adjustment shall decrease the Base Rent below the amount in effect immediately prior to the adjustment. Landlord may calculate and give notice of the adjustment after the effective date of the increase, since the Index may not be available as of the Adjustment Date. In such event, Tenant shall continue to pay the Base Rent at the rate in effect prior to the Adjustment Date until Landlord gives notice of the adjustment. Within thirty (30) days after receipt of such notice, Tenant shall pay in one lump sum the increase due from the Adjustment Date to the date of the notice. If the Index is discontinued or materially revised during the Lease Term, Landlord shall adopt a substitute governmental Index or computation that reasonably reflects consumer prices for purposes of computing the cost-of-living adjustment. In no event however, shall the annual rental increase be less than the Minimum Base Rent (as set forth below) nor more than the Maximum Base Rent (as set forth below) for the applicable Lease Year. "Lease Year" means any twelve month period beginning on February 1 and ending on the following January 31.


      Lease Year          Maximum Base Rent        Minimum Base Rent
      2/1/97 - 1/31/98    $1,125,000               $1,125,000
      2/1/98 - 1/31/99    $1,170,000               $1,147,500
      2/1/99 - 1/31/00    $1,215,000               $1,170,000
      2/1/00 - 1/31/01    $1,260,000               $1,192,500
      2/1/01 - 1/31/02    $1,305,000               $1,215,000
      2/1/02 - 1/31/03    $1,350,000               $1,237,500
      2/1/03 - 1/31/04    $1,395,000               $1,260,000
      2/1/04 - 1/31/05    $1,440,000               $1,282,500
      2/1/05 - 1/31/06    $1,485,000               $1,305,000
      2/1/06 - 1/31/07    $1,530,000               $1,327,500

Any addition to Base Rent necessary to amortize the Excess costs associated with the HVAC Retrofit (as defined in Section 4(b) below) shall not be taken into consideration in making the adjustment to Base Rent set forth in this
Section 3 and such addition shall be made and added to Base Rent only after the adjustment to Base Rent is made pursuant to this Section 3.

     4.   LANDLORD IMPROVEMENTS:   Notwithstanding the provisions of Article
Six relating to the parties' respective responsibilities for improvements and repairs and the costs thereof, Landlord hereby agrees to perform the improvements and repairs set forth below in this Section 4 (collectively, the "Work") at its sole cost and expense, except as may be otherwise noted herein. The Work shall be completed in accordance with all applicable ordinances and codes. Landlord agrees that all warranties provided by contractors performing the Work shall be assigned to Tenant. Landlord shall cause all contractors to conform with Tenant's security requirements, as set forth in Exhibit "A" attached hereto and incorporated herein by this reference, and such additional reasonable security requirements as Tenant may request.

     (a) ROOF: Landlord hereby agrees to repair the roof on the Property on or before January 31, 1998 (the "Completion Date") and to obtain, in connection with such repair, a 10-year warranty covering the roof. Landlord and Tenant acknowledge that Tenant is currently entitled to the Allowance in the amount of $187,500 referred to in Article Fifteen of the Lease for the purpose of funding alternations, additions and improvements to the Property and that the Allowance shall be applied against the cost of repairing the roof in accordance with this paragraph (a). If the costs of performing the roof repair exceed the Allowance, such Allowance shall be deemed to be expended and Landlord shall pay all costs in excess of the Allowance, regardless of the total amount. Landlord shall have the right to select the contractor to perform such roof repair and upon the completion of the repair to the roof, Tenant agrees to look to such contractor and the roof warranty as its sole and exclusive remedy for any and all claims regarding the roof (other than claims that are attributable to damage to the roof caused by Landlord). The roof repair shall be performed in a manner that will not unreasonably interfere with Tenant's business operations, provided, however, that Tenant expressly grants to Landlord the right to perform the work during normal business hours. Upon completion of the roof repairs, Tenant shall be responsible for maintenance and repair of the roof in accordance with Section
6.03 of the Lease.

     (b) HVAC: Landlord agrees to upgrade the Property's existing heating, ventilating and air conditioning system (the "HVAC System") by (i) replacing two of the existing three chillers with new 150 ton chillers, (ii) modifying the air handlers and pumps, and (iii) performing certain work relating to the HVAC System, as more particularly set forth in Exhibit "B", attached hereto and incorporated herein by this reference, the report dated April 2, 1996 by Consultant Resource Services, Inc. (all such work hereinafter referred to as the "HVAC Retrofit"). Landlord agrees to have the HVAC Retrofit substantially completed on or before the Completion Date. The costs of performing the HVAC Retrofit shall be paid by Landlord, subject to the following: (A) Landlord shall apply for and take all steps necessary to obtain a rebate (the "Rebate") from San Diego Gas and Electric Company with respect to the HVAC Retrofit and such Rebate, if granted, shall be credited to the cost of the HVAC Retrofit, and (B) if the Net HVAC Cost (as defined below) is greater that $200,000 (the amount by which the Net HVAC Costs exceeds $200,000 is referred to herein as the "Excess"), then upon substantial completion of the HVAC Retrofit, the Base Rent for each year shall be increased by an amount equal to $15,872 per annum for each $100,000 of Excess, or fraction thereof, over the remaining Lease Term. The term "Net HVAC Costs" means Landlord's actual costs of performing the HVAC Retrofit reduced by the amount of the Rebate, if any. Landlord shall have the right to select the contractor or contractors to perform the HVAC Retrofit. The HVAC Retrofit shall be performed in a manner that will not unreasonably interfere with Tenant's business operations, provided that Tenant expressly grants to Landlord the right to perform the HVAC Retrofit during normal business hours. Upon completion of the HVAC Retrofit, Tenant shall be responsible for maintenance and repair of the HVAC System in accordance with
Section 6.03 of the Lease.

     (c) EXTERIOR PANELS: Landlord shall repair any damage to the Property that is attributable to the bubbles that appear form time to time in the exterior panels of the building on the Property. Such repairs shall be completed within 90 days after written notification of the need for such repairs is given to Landlord by Tenant.

     (d) PARKING LOT REPAIRS: Within two years from the date hereof, Landlord agrees to install a new asphalt overlay on the existing parking lot and restripe such parking lot upon completion of the overlay. Tenant is responsible for all other maintenance and repairs to the existing parking lot in accordance with Section 6.03 of the Lease.

     (e) MAIN WATER LINE: Within 18 months from the date hereof Landlord agrees to have a hydrostatic test performed on the main water line. If the results of such test indicate that there are any defects in such water line or there is corrosion or deterioration that poses any immediate risk of damage to the Property, as determined by Landlord in its good faith business judgment, Landlord shall promptly repair such water line. Except for the foregoing, Tenant shall be responsible for all other maintenance and repairs to the water lines serving the Property in accordance with Section 6.03 of the Lease. If Landlord concludes that no such risk of damage to the Property exists, Landlord shall give written notice of such conclusion to Tenant. If Tenant disputes such conclusion in good faith, then within 30 days after receipt of Landlord's written notice, Tenant shall have the right to notify Landlord of such dispute and present Landlord with a list of at least three engineering firms acceptable to Tenant who (i) have offices in the general vicinity of the Property, (ii) have local expertise in designing, constructing and repairing water lines, and (iii) have no past, present, or contemplated future relationship (contractual or otherwise) with Landlord or Tenant. Landlord shall select one engineering firm from the list provided by Tenant to conduct an independent hydrostatic test of the main water line and to advise Landlord and Tenant in writing whether such engineering firm believes that there is any immediate risk of damage to the Property. The conclusion of such engineering firm shall be binding on Landlord and Tenant. The costs of the work of such engineering firm shall be paid one-half by Landlord and one-half by Tenant.

     Landlord shall be entitled to an extension of the Completion Date for delays arising from unusually adverse weather conditions, fire or other casualty, labor disputes or other events beyond the control of Landlord.


5.   ALTERATIONS, ADDITIONS AND IMPROVEMENTS: The first sentence of Paragraph
(a) of Section 6.05 of the Lease is hereby amended by adding the following clause after the words "cumulatively over the Lease Term" in the third line thereof:

   ", or an additional Two Hundred Fifty Thousand Dollars ($250,000.00) cumulatively over the ten year Lease Term extension commencing on February 1, 1997,"

     6. GENERAL DYNAMICS: The GD Assignment provides in Section 3 that Tenant cannot amend the Lease without the consent of General Dynamics unless the amendment by its terms is not binding on General Dynamics. Accordingly, this Amendment is not binding on General Dynamics.

     7. RATIFICATION: All of the terms of the Lease, as amended by this Amendment, are in full force and effect and Landlord and Tenant hereby ratify and reaffirm their obligations under the Lease, as amended by this Amendment. Tenant acknowledges that as of the date hereof, Tenant has no defenses, rights of offset or counterclaims against Landlord in respect to Tenant's obligations under this Lease, except as those that have been resolved by the agreements set forth herein.

     EXECUTED as of the date and year first above written.



LANDLORD:                          FS REALTY PARTNERS, LTD, I
                                   a Texas limited partnership

                                   By:  Sarofim Investors Realty Fund,
                                        general partner

                                        By:  Sarofim Trust Company,
                                             Trustee



                                        By: /s/ Raye G. White
                                            ---------------------------
                                        Name: Raye G. White
                                             --------------------------
                                        Title: Executive Vice President
                                              -------------------------



TENANT:                            GDE SYSTEMS, INC., a Delaware corporation



                                   By: /s/ Terry A. Straeter
                                      ---------------------------
                                      Terry A. Straeter
                                      President

                  RENEWAL AND MODIFICATION OF LEASE AGREEMENT

                                  EXHIBIT "A"


SECURITY REQUIREMENTS APPLICABLE TO CONTRACTOR PERSONNEL FOR ACCESS TO GDE BUILDING 61 LOCATED AT 16250 TECHNOLOGY DRIVE, SAN DIEGO, CALIFORNIA 92127:

1.   Contractor personnel must be citizens of the United States of America.

2. Contractor personnel must sign a GDE Systems 6X-Complex Security Acknowledgement form prior to issuance of a GDE Systems Visitor Badge.

3. Contractor personnel must sign in and out on a GDE Systems Visitors' Register prior to issuance of a GDE Systems Visitor Badge.

4. Contractor personnel must wear a GDE Systems Visitor Badge at all times while on the premises. These badges must be returned daily to the Security Department upon completion of work.

5. Contractor personnel must be escorted at all times by a GDE Systems employee while on the premises.

6. Contractor personnel will not be afforded access to classified areas of Building 61 without advance special arrangements and, if such access is approved, must be escorted at all times by an appropriately accessed/cleared GDE Systems employee.